EXHIBIT 99.1

BROADRIDGE REPORTS FOURTH QUARTER AND FISCAL
YEAR 2019 RESULTS
Fiscal Year Diluted EPS Growth of 14% and Adjusted EPS Growth of 11%
Record Full Year Closed Sales of $233 Million, up 9%
Full Year Recurring Fee Revenues Rise 6%
Annual Dividend Increasing 11% to $2.16 Per Share
Guidance of 5-9% Diluted EPS Growth and 8-12% Adjusted EPS Growth in Fiscal Year 2020
NEW YORK, N.Y., August 1, 2019 - Broadridge Financial Solutions, Inc. (NYSE:BR) today reported financial results for the fourth quarter of its fiscal year 2019. Results for the three months and fiscal year ended June 30, 2019 compared with the same period last year were as follows:

Summary Financial Results	Fourth Quarter			Fiscal Year
Dollars in millions, except per share data	2019	2018	Change	2019	2018	Change

Total revenues	$1,211	$1,320	(8)%	$4,362	$4,330	1%
Recurring fee revenues	813	862	(6)%	2,759	2,610	6%

Operating income	241	266	(10)%	653	598	9%
Operating income margin	19.9%	20.2%		15.0%	13.8%

Adjusted Operating income - Non-GAAP	267	291	(8)%	746	688	8%
Adjusted Operating income margin - Non-GAAP	22.1%	22.0%		17.1%	15.9%

Diluted EPS	$1.55	$1.72	(10)%	$4.06	$3.56	14%
Adjusted EPS - Non-GAAP	$1.72	$1.86	(8)%	$4.66	$4.19	11%

Closed sales	$72	$115	(37)%	$233	$215	9%
“Fiscal year 2019 was a strong year as we generated double-digit EPS growth and executed against our strategic goals,” said Tim Gokey, Broadridge’s President and Chief Executive Officer. “Broadridge achieved 6% Recurring fee revenue growth and 11% Adjusted EPS growth. We also closed out the year on a very positive note as a strong fourth quarter powered another year of record Closed sales, and we made three tuck-in acquisitions that will further strengthen our business.

“Today, we are announcing an 11% increase to our annual dividend for fiscal 2020 to $2.16 per share,” Mr. Gokey added. “Broadridge has now increased its annual dividend every year since becoming a public company, and 2019 marks the eighth consecutive double-digit increase.

“We expect fiscal year 2020 to be another strong year, with recurring revenue growth of 8-10% and Adjusted EPS growth of 8-12%. Broadridge is well on track to meet the three-year objectives through 2020 laid out at our 2017 Investor Day, and we remain well positioned for medium- and long-term growth,” Mr. Gokey concluded.

Fiscal Year 2020 Financial Guidance
The Company anticipates:

Recurring fee revenue growth	8-10%
Total revenue growth	3-6%

Operating income margin - GAAP	~15%
Adjusted Operating income margin - Non-GAAP	~18%

Diluted earnings per share growth	5-9%
Adjusted earnings per share growth - Non-GAAP	8-12%

Closed sales	$190-230M

Note: Fiscal year 2020 guidance includes $20 million of excess tax benefits related to stock-based compensation.

Adoption of New Accounting Standards
Effective July 1, 2018, Broadridge adopted Accounting Standards Update No. 2014-09 “Revenue from Contracts with Customers” and its related amendments (the “ASC 606 revenue accounting change”) using the modified retrospective transition approach. Under this transition approach, results for reporting periods beginning after July 1, 2018 reflect the ASC 606 revenue accounting change while prior period amounts have not been adjusted and continue to be reported in accordance with historical accounting guidelines. Where noted however, discussions of recurring fee revenue growth and points of growth are presented assuming that the ASC 606 revenue accounting change had been applied to fiscal 2018 revenues. Please refer to Broadridge’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019 (the “2019 Annual Report”) for additional information related to this change.

Financial Results for the Fourth Quarter 2019 compared to Fourth Quarter 2018

•
Total revenues for the three months ended June 30, 2019 (“Fourth Quarter 2019”) decreased 8% to $1,211 million from $1,320 million in the prior year period (“Fourth Quarter 2018”). Considering the impact of the ASC 606 revenue accounting change, Total revenues would have increased $13 million, or 1%.

•	Recurring fee revenues for the Fourth Quarter 2019 decreased 6% to $813 million from $862 million.

•
Considering the impact of the ASC 606 revenue accounting change, Recurring fee revenues would have increased $49 million, or 6%, reflecting (i) organic growth of 5pts and (ii) growth from acquisitions of 1pt.

•	Event-driven fee revenues decreased $10 million, or 16%, to $51 million, mainly from lower mutual fund proxy activity.

•
Distribution revenues decreased $45 million, or 11%, to $378 million, the result of lower transactional print volumes, the decrease in Event-driven fee activity, and the impact of the ASC 606 revenue accounting change.

•	The strengthening of the U.S. dollar against other currencies negatively impacted revenues by $7 million.

•	Operating income was $241 million, a decrease of $25 million, or 10%. Operating income margin decreased to 19.9%, compared to 20.2% in Fourth Quarter 2018.

•	Adjusted Operating income was $267 million, a decrease of $24 million, or 8%. Adjusted Operating income margin increased to 22.1%, compared to 22.0% for the prior year period.

•	The decreases in Operating income and Adjusted Operating income are primarily due to the decrease in Recurring fee revenues driven by the ASC 606 revenue accounting change.

•	Interest expense, net was $11 million, an increase of $1 million, or 14%, primarily due to an increase in interest expense from higher borrowings.

•
The effective tax rate for the Fourth Quarter 2019 was 20.3% compared to 19.8% in Fourth Quarter 2018. The increase in the effective tax rate is primarily attributable to the recognition of a $10 million excess tax benefit attributable to stock-based compensation, compared to a $22 million excess tax benefit in the comparable prior year period offset partially by a lower corporate income tax rate.

•	Net earnings decreased 11% to $183 million and Adjusted Net earnings decreased 9% to $203 million.

•	Diluted earnings per share decreased 10% to $1.55, compared to $1.72 in the Fourth Quarter 2018 and Adjusted earnings per share decreased 8% to $1.72, compared to $1.86 in Fourth Quarter 2018.

•	The decreases in Diluted earnings per share and Adjusted earnings per share are primarily due to the decrease in Recurring fee revenues driven by the ASC 606 revenue accounting change.

Segment and Other Results for the Fourth Quarter 2019 compared to Fourth Quarter 2018
Investor Communication Solutions (“ICS”)

•
ICS total revenues for the Fourth Quarter 2019 were $990 million, a decrease of $122 million, or 11%. Considering the impact of the ASC 606 revenue accounting change, Total revenues would have increased $1 million.

•	Recurring fee revenues for the Fourth Quarter 2019 declined $67 million or 11%, to $561 million.

•
Considering the impact of the ASC 606 revenue accounting change, recurring fee revenues would have increased $30 million in the Fourth Quarter 2019. The $30 million, or 6%, increase was attributable to: (i) Net New Business from increases in revenues from Closed sales (3pts), (ii) higher internal growth (2pt), and (iii) revenues from acquisitions (1pt).

•	Event-driven fee revenues decreased $10 million, or 16%, to $51 million, mainly from lower mutual fund proxy activity compared to the Fourth Quarter 2018.

•
Distribution revenues decreased $45 million, or 11%, to $378 million as a result of lower transactional print volumes, the decrease in Event-driven fee revenues, and the impact of the ASC 606 revenue accounting change.

•
ICS earnings before income taxes for the Fourth Quarter 2019 were $219 million, a decrease of $65 million, or 23%, primarily due to the decrease in recurring fee revenues driven by the ASC 606 revenue accounting change. Pre-tax margins decreased by 3.4 percentage points to 22.1% from 25.5%.

Global Technology and Operations (“GTO”)

•	GTO recurring fee revenues were $253 million, an increase of $19 million, or 8%.

•	The $19 million increase is primarily attributable to: (i) revenues from acquisitions (3pts), (ii) Net New Business from Closed sales (3pts) and (iii) higher internal growth (2pts).

•	The impact of the ASC 606 revenue accounting change was negligible.

•
GTO earnings before income taxes for the Fourth Quarter 2019 were $64 million, an increase of $18 million, or 39%, compared to $46 million in the prior year period, primarily due to higher revenues and expense management. Pre-tax margins increased by 5.6 percentage points to 25.4% from 19.8%.

Other

•
Other Loss before income tax decreased 27% in the Fourth Quarter 2019 to $55 million from $74 million in Fourth Quarter 2018. The decreased loss was primarily due to lower spending on growth initiatives and other corporate expenses, partially offset by an increase in contingent consideration liability due to the performance of acquisitions.

Financial Results for the Fiscal Year Ended June 30, 2019 compared to Fiscal Year 2018

•
Total revenues for the fiscal year ended June 30, 2019 (“Fiscal Year 2019”) increased 1% to $4,362 million from $4,330 million in the prior year period (“Fiscal Year 2018”). Recurring fee revenues for fiscal year 2019 increased 6% to $2,759 million from $2,610 million.

•	The impact of the ASC 606 revenue accounting change on recurring fee revenue was negligible.

•	Event-driven fee revenues decreased $39 million, or 14%, to $244 million, as a result of lower equity proxy contest and mutual fund proxy activity compared to Fiscal Year 2018.

•	Distribution revenues decreased $52 million, or 3%, to $1,461 million from lower transactional print volumes and the decrease in Event-driven fee revenues.

•	The strengthening of the U.S. dollar against other currencies negatively impacted revenues by $25 million.

•	Operating income was $653 million, an increase of $55 million, or 9%. Operating income margin increased to 15.0%, compared to 13.8%.

•	Adjusted Operating income was $746 million, an increase of $58 million, or 8%, Adjusted Operating income margin increased to 17.1%, compared to 15.9% in Fiscal Year 2018.

•	The increases in Operating income margin and Adjusted Operating income margin are primarily due to the increase in Recurring fee revenues.

•	Interest expense, net for Fiscal Year 2019 was $42 million, an increase of $3 million, or 8%, primarily due to higher borrowing costs.

•
The effective tax rate for Fiscal Year 2019 was 20.6% compared to 23.7%. The decrease in the effective tax rate is primarily due to the lower U.S. federal corporate income tax rate under the Tax Cuts and Jobs Act (the “Tax Act”) partially offset by the recognition of $19 million in excess tax benefits attributable to stock-based compensation as compared to $41 million for Fiscal Year 2018.

•	Net earnings increased 13% to $482 million and Adjusted Net earnings increased 10% to $554 million.

•	Diluted earnings per share increased 14% to $4.06, compared to $3.56 in Fiscal Year 2018 and Adjusted earnings per share increased 11% to $4.66, compared to $4.19 in Fiscal Year 2018.

Segment and Other Results for Fiscal Year 2019 compared to Fiscal Year 2018
Investor Communication Solutions

•	ICS Total revenues for Fiscal Year 2019 were $3,511 million, an increase of $15 million, or 0%. The impact of ASC 606 revenue accounting change was negligible.

•	ICS Recurring fee revenues rose $107 million, or 6%, to $1,806 million.

•
The increase in Recurring fee revenue was attributable to: (i) Net New Business from increases in revenues from Closed sales (4pts), (ii) higher internal growth (1pt), and (iii) revenues from acquisitions (1pt).

•	Event-driven fee revenues decreased $39 million, or 14%, to $244 million, as a result of lower equity proxy contest and mutual fund proxy activity compared to Fiscal Year 2018.

•	Distribution revenues decreased $52 million, or 3%, to $1,461 million from lower transactional print volumes and the decrease in Event-driven fee revenues.

•
ICS earnings before income taxes were $508 million, an increase of $14 million, or 3%, primarily due to the increase in Recurring fee revenues more than offsetting lower Event-driven fee revenues. Pre-tax margins increased by 0.4 percentage points to 14.5% from 14.1%.

Global Technology and Operations

•	GTO Recurring fee revenues were $954 million, an increase of $42 million, or 5%. The impact of ASC 606 revenue accounting change was negligible.

•	The $42 million increase in GTO revenues was attributable to: (i) higher Net New Business from Closed sales (3pts), (ii) higher internal growth (1pt) and (iii) revenues from acquisitions (1pt).

•
GTO earnings before income taxes were $210 million, an increase of $11 million, or 6%, primarily due to higher organic revenues, partially offset by the impact of incremental expenditures to win, implement and support new business as well as ongoing new product development. Pre-tax margins increased by 0.2 percentage points to 22.1% from 21.9%.

Other

•
Other Pre-tax loss decreased 14% in Fiscal Year 2019 to $131 million. The decreased loss was primarily due to lower spending on growth initiatives and other corporate expenses, partially offset by a decrease in investment gains and higher interest expense compared to Fiscal Year 2018.

Acquisitions
In the Fourth Quarter 2019, Broadridge completed three acquisitions with an aggregate purchase price of $406 million. The largest of the acquisitions was the purchase of RPM Technologies for $303 million, which includes deferred acquisition payments of approximately $43 million expected to be paid in the fiscal first quarter of 2020.

•
Rockall Technologies Limited: In May 2019, the Company acquired Rockall Technologies Limited, a market leading provider of securities-based lending (“SBL”) and collateral management solutions for wealth management firms and commercial banks. The acquisition expands Broadridge's core front-to-back office wealth capabilities, providing innovative SBL and collateral management technology solutions to help firms manage risk and optimize clients' securities lending and financing needs.

•
RPM Technologies: In June 2019, the Company acquired RPM Technologies, a leading Canadian provider of enterprise wealth management software solutions and services. The acquisition brings important new capabilities and next-generation technology to clients of both RPM and Broadridge.

•
Retirement plan custody and trust assets of TD Ameritrade Trust Company: In June 2019, the Company acquired the retirement plan custody and trust assets from TD Ameritrade Trust Company, a subsidiary of TD Ameritrade Holding Company. The acquisition expands Broadridge's suite of solutions for the growing qualified and non-qualified retirement plan services market and the support it provides for third-party administrators, financial advisors, record-keepers, banks, and brokers.

Dividend Declaration and Increase
On July 31, 2019, Broadridge's Board of Directors declared a quarterly dividend of $0.54 per share payable on October 3, 2019 to stockholders of record on September 13, 2019. This declaration reflects the Board's approval of an increase in the annual dividend amount by 11% from $1.94 to $2.16, subject to the discretion of the Board to declare quarterly dividends.  With this increase, the Company's annual dividend has increased for the 13th consecutive year since becoming a public company in 2007.

Earnings Conference Call
An analyst conference call will be held today, Thursday, August 1, 2019 at 8:30 a.m. ET. A live webcast of the call will be available to the public on a listen-only basis. To listen to the live event and access the slide presentation, visit Broadridge’s Investor Relations website at www.broadridge-ir.com prior to the start of the webcast. To listen to the call, investors may also dial 1-877-328-2502 within the United States and international callers may dial 1-412-317-5419.
A replay of the webcast will be available and can be accessed in the same manner as the live webcast at the Broadridge Investor Relations site. Through August 15, 2019, the recording will also be available by dialing 1-877-344-7529 passcode: 10133774 within the United States or 1-412-317-0088 passcode: 10133774 for international callers.

Explanation and Reconciliation of the Company’s Use of Non-GAAP Financial Measures
The Company’s results in this press release are presented in accordance with U.S. generally accepted accounting principles (“GAAP”) except where otherwise noted. In certain circumstances, results have been presented that are not generally accepted accounting principles measures (“Non-GAAP”). These Non-GAAP measures are Adjusted Operating income, Adjusted Operating income margin, Adjusted Net earnings, Adjusted earnings per share, and Free cash flow. These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results.
The Company believes our Non-GAAP financial measures help investors understand how management plans, measures and evaluates the Company’s business performance. Management believes that Non-GAAP measures provide consistency in its financial reporting and facilitates investors’ understanding of the Company’s operating results and trends by providing an additional basis for comparison. Management uses these Non-GAAP financial measures to, among other things, evaluate our ongoing operations, for internal planning and forecasting purposes and in the calculation of performance-based compensation. In addition, and as a consequence of the importance of these Non-GAAP financial measures in managing our business, the Company’s Compensation Committee of the Board of Directors incorporates Non-GAAP financial measures in the evaluation process for determining management compensation.
Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Net Earnings and Adjusted Earnings Per Share
These Non-GAAP measures reflect Operating income, Operating income margin, Net earnings, and Diluted earnings per share, as adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of our ongoing operating performance. These adjusted measures exclude the impact of: (i) Amortization of Acquired Intangibles and Purchased Intellectual Property, (ii) Acquisition and Integration Costs, (iii) Tax Act items and (iv) the Gain on Sale of Securities. Amortization of Acquired Intangibles and Purchased Intellectual Property represents non-cash amortization expenses associated with the Company’s acquisition activities. Acquisition and Integration Costs represent certain transaction and integration costs associated with the Company’s acquisition activities. Tax Act items represent the net impact of a U.S. federal transition tax on earnings of certain foreign subsidiaries, foreign jurisdiction withholding taxes and certain benefits related to the remeasurement of the Company’s net U.S. federal and state deferred tax liabilities attributable to the Tax Act. The Gain on Sale of Securities represents a non-operating gain on the sale of securities associated with the Company’s retirement plan obligations.

We exclude Tax Act items and Gain on Sale of Securities from our adjusted earnings measures because excluding such information provides us with an understanding of the results from the primary operations of our business and these items do not reflect ordinary operations or earnings. We also exclude the impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, as these non-cash amounts are significantly impacted by the timing and size of individual acquisitions and do not factor into the Company's capital allocation decisions, management compensation metrics or multi-year objectives. Furthermore, management believes that this adjustment enables better comparison of our results as Amortization of Acquired Intangibles and Purchased Intellectual Property will not recur in future periods once such intangible assets have been fully amortized. Although we exclude Amortization of Acquired Intangibles and Purchased Intellectual Property from our adjusted earnings measures, our management believes that it is important for investors to understand that these intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.
Free Cash Flow

In addition to the Non-GAAP financial measures discussed above, we provide Free cash flow information because we consider Free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated that could be used for dividends, share repurchases, strategic acquisitions, other investments, as well as debt servicing. Free cash flow is a Non-GAAP financial measure and is defined by the Company as Net cash flows provided by operating activities less Capital expenditures as well as Software purchases and capitalized internal use software.
Reconciliations of such Non-GAAP measures to the most directly comparable financial measures presented in accordance with GAAP can be found in the tables that are part of this press release.
Forward-Looking Statements
This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words such as “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be” and other words of similar meaning, are forward-looking statements. In particular, information appearing in the “Fiscal Year 2020 Financial Guidance” section are forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year 2019 (the “2019 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by reference to the factors discussed in the 2019 Annual Report.
These risks include: the success of Broadridge in retaining and selling additional services to its existing clients and in obtaining new clients; Broadridge’s reliance on a relatively small number of clients, the continued financial health of those clients, and the continued use by such clients of Broadridge’s services with favorable pricing terms; a material security breach or cybersecurity attack affecting the information of Broadridge’s clients; changes in laws and regulations affecting Broadridge’s clients or the services provided by Broadridge; declines in participation and activity in the securities markets; the failure of Broadridge’s key service providers to provide the anticipated levels of service; a disaster or other significant slowdown or failure of Broadridge’s systems or error in the performance of Broadridge’s services; overall market and economic conditions and their impact on the securities markets; Broadridge’s failure to keep pace with changes in technology and demands of its clients; Broadridge’s ability to attract and retain key personnel; the impact of new acquisitions and divestitures; and competitive conditions. Broadridge disclaims any obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

About Broadridge
Broadridge Financial Solutions, Inc. (NYSE: BR), a $4 billion global Fintech leader and a part of the S&P 500® Index, is a leading provider of investor communications and technology-driven solutions to banks, broker-dealers, asset and wealth managers and corporate issuers globally. Broadridge's investor communications, securities processing and managed services solutions help clients reduce their capital investments in operations infrastructure, allowing them to increase their focus on core business activities. With over 50 years of experience, Broadridge's infrastructure underpins proxy voting services for over 50 percent of public companies and mutual funds globally, and processes on average more than U.S. $7 trillion in fixed income and equity trades per day of U.S. and Canadian securities. Broadridge employs over 11,000 full-time associates in 18 countries. For more information about Broadridge, please visit www.broadridge.com.

Contact Information
Investors:
W. Edings Thibault
Investor Relations

(516) 472-5129
Media:
Gregg Rosenberg
Corporate Communications
(212) 918-6966

Condensed Consolidated Statements of Earnings
(Unaudited)

In millions, except per share amounts	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2019	2018	2019	2018
Revenues	$1,211.2	$1,320.4	$4,362.2	$4,329.9
Operating expenses:
Cost of revenues	811.6	869.5	3,131.9	3,167.4
Selling, general and administrative expenses	158.8	184.7	577.5	564.5
Total operating expenses	970.4	1,054.2	3,709.5	3,731.8
Operating income	240.8	266.2	652.7	598.1
Interest expense, net	(11.4)	(10.0)	(41.8)	(38.6)
Other non-operating income (expenses), net	0.7	1.8	(3.7)	1.5
Earnings before income taxes	230.0	258.0	607.3	561.0
Provision for income taxes	46.8	51.2	125.2	133.1
Net earnings	$183.2	$206.9	$482.1	$427.9

Basic earnings per share	$1.59	$1.76	$4.16	$3.66
Diluted earnings per share	$1.55	$1.72	$4.06	$3.56

Weighted-average shares outstanding:
Basic	115.3	117.2	115.9	116.8
Diluted	117.8	120.4	118.8	120.4

Amounts may not sum due to rounding.

Condensed Consolidated Balance Sheets
(Unaudited)

In millions, except per share amounts	June 30, 2019	June 30, 2018
Assets
Current assets:
Cash and cash equivalents	$273.2	$263.9
Accounts receivable, net of allowance for doubtful accounts of $2.6 and $2.7, respectively	664.0	615.0
Other current assets	105.2	112.2
Total current assets	1,042.3	991.1
Property, plant and equipment, net	189.0	204.1
Goodwill	1,500.0	1,254.9
Intangible assets, net	556.2	494.1
Other non-current assets	593.1	360.5
Total assets	$3,880.7	$3,304.7
Liabilities and Stockholders’ Equity
Current liabilities:
Payables and accrued expenses	$711.7	$671.0
Contract liabilities	90.9	106.3
Total current liabilities	802.6	777.3
Long-term debt	1,470.4	1,053.4
Deferred taxes	86.7	57.9
Contract liabilities	160.7	75.2
Other non-current liabilities	232.8	246.5
Total liabilities	2,753.2	2,210.4
Commitments and contingencies
Stockholders’ equity:
Preferred stock: Authorized, 25.0 shares; issued and outstanding, none	—	—
Common stock, $0.01 par value: Authorized, 650.0 shares; issued, 154.5 and 154.5 shares, respectively; outstanding, 114.3 and 116.3 shares, respectively	1.6	1.6
Additional paid-in capital	1,109.3	1,048.5
Retained earnings	2,087.7	1,727.0
Treasury stock, at cost: 40.2 and 38.1 shares, respectively	(1,999.8)	(1,630.8)
Accumulated other comprehensive loss	(71.2)	(51.9)
Total stockholders’ equity	1,127.5	1,094.3
Total liabilities and stockholders’ equity	$3,880.7	$3,304.7

Amounts may not sum due to rounding.

Condensed Consolidated Statements of Cash Flows
(Unaudited)

Dollars in millions	Fiscal Year
	2019	2018
Cash Flows From Operating Activities
Net earnings	$482.1	$427.9
Adjustments to reconcile net earnings to net cash flows provided by operating activities:
Depreciation and amortization	85.2	82.1
Amortization of acquired intangibles and purchased intellectual property	87.4	81.4
Amortization of other assets	87.4	48.5
Stock-based compensation expense	58.4	55.1
Deferred income taxes	(3.5)	(9.3)
Other	(37.6)	(21.2)
Changes in operating assets and liabilities, net of assets and liabilities acquired:
Current assets and liabilities:
Increase in Accounts receivable, net	(34.9)	(18.6)
Increase in Other current assets	(7.3)	(7.6)
(Decrease) Increase in Payables and accrued expenses	(10.9)	9.6
Increase in Contract liabilities	15.1	20.8
Non-current assets and liabilities:
Increase in Other non-current assets	(188.3)	(83.5)
Increase in Other non-current liabilities	83.8	108.3
Net cash flows provided by operating activities	617.0	693.6
Cash Flows From Investing Activities
Capital expenditures	(50.6)	(76.7)
Software purchases and capitalized internal use software	(22.0)	(21.2)
Acquisitions, net of cash acquired	(354.7)	(108.3)
Purchase of intellectual property	—	(40.0)
Other investing activities	(6.3)	(3.1)
Net cash flows used in investing activities	(433.5)	(249.3)
Cash Flows From Financing Activities
Debt proceeds	803.1	340.0
Debt repayments	(387.4)	(390.0)
Dividends paid	(211.2)	(165.8)
Proceeds from exercise of stock options	31.1	52.0
Purchases of Treasury stock	(397.8)	(277.1)
Other financing activities	(10.8)	(9.0)
Net cash flows used in financing activities	(173.1)	(449.9)
Effect of exchange rate changes on Cash and cash equivalents	(1.1)	(1.6)
Net change in Cash and cash equivalents	9.2	(7.2)
Cash and cash equivalents, beginning of period	263.9	271.1
Cash and cash equivalents, end of period	$273.2	$263.9

Amounts may not sum due to rounding.

Segment Results
(Unaudited)

Dollars in millions	Revenues
	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2019	2018	2019	2018

Investor Communication Solutions	$990.1	$1,111.7	$3,511.1	$3,495.6
Global Technology and Operations	252.6	233.5	953.5	911.6
Foreign currency exchange	(31.5)	(24.8)	(102.4)	(77.3)
Total	$1,211.2	$1,320.4	$4,362.2	$4,329.9

	Earnings (Loss) before Income Taxes
	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2019	2018	2019	2018

Investor Communication Solutions	$218.6	$283.6	$508.4	$494.6
Global Technology and Operations	64.2	46.3	210.3	199.3
Other	(54.7)	(74.5)	(130.9)	(151.4)
Foreign currency exchange	1.9	2.5	19.4	18.6
Total	$230.0	$258.0	$607.3	$561.0

Pre-tax margins:
Investor Communication Solutions	22.1%	25.5%	14.5%	14.1%
Global Technology and Operations	25.4%	19.8%	22.1%	21.9%

Amounts may not sum due to rounding.

Supplemental Reporting Detail - Additional Product Line Reporting
(Unaudited)

Dollars in millions	Three Months Ended June 30,			Fiscal Year Ended June 30,
Investor Communication Solutions	2019	2018	Change	2019	2018	Change
Equity Proxy	$211.4	$298.1	(29)%	$437.0	$406.8	7%
Mutual fund and exchange-traded funds (“ETF”) interims	65.3	58.3	12%	265.9	221.4	20%
Customer communications and fulfillment	177.8	180.6	(2)%	736.4	760.1	(3)%
Other ICS	106.3	91.1	17%	366.5	310.6	18%
Total ICS Recurring fee revenues	560.7	628.0	(11)%	1,805.8	1,698.9	6%

Equity and other	28.3	34.9	(19)%	107.3	134.4	(20)%
Mutual funds	22.7	25.8	(12)%	137.2	149.4	(8)%
Total ICS Event-driven fee revenues	51.0	60.7	(16)%	244.5	283.9	(14)%

Distribution revenues	378.4	422.9	(11)%	1,460.8	1,512.9	(3)%

Total ICS Revenues	$990.1	$1,111.7	(11)%	$3,511.1	$3,495.6	—%

Global Technology and Operations
Equities and Other	$209.2	$193.0	8%	$788.9	$757.2	4%
Fixed income	43.4	40.5	7%	164.6	154.3	7%
Total GTO Recurring fee revenues	252.6	233.5	8%	953.5	911.6	5%

Foreign currency exchange	(31.5)	(24.8)	27%	(102.4)	(77.3)	32%
Total Revenues	$1,211.2	$1,320.4	(8)%	$4,362.2	$4,329.9	1%

Revenues by Type
Recurring fee revenues	$813.3	$861.5	(6)%	$2,759.3	$2,610.4	6%
Event-driven fee revenues	51.0	60.7	(16)%	244.5	283.9	(14)%
Distribution revenues	378.4	422.9	(11)%	1,460.8	1,512.9	(3)%
Foreign currency exchange	(31.5)	(24.8)	27%	(102.4)	(77.3)	32%
Total Revenues	$1,211.2	$1,320.4	(8)%	$4,362.2	$4,329.9	1%

Amounts may not sum due to rounding.

Select Operating Metrics
(Unaudited)

	Three Months Ended June 30,			Fiscal Year Ended June 30,
Dollars in millions	2019	2018	% Change	2019	2018	% Change

Closed Sales	$72.1	$115.1	(37)%	$233.3	$214.9	9%

Record Growth[1]
Equity proxy	6%	11%		6%	11%
Mutual fund interims	5%	13%		9%	10%

Internal Trade Growth[2]
Equity	—%	17%		6%	15%
Fixed Income	9%	10%		5%	6%
Amounts may not sum due to rounding.

(1) Stock record growth and interim record growth measure the annual change in total positions eligible for equity proxy and mutual fund and ETF interim communications, respectively, for equity and mutual fund position data reported to Broadridge in both the current and prior year periods.

(2) Internal trade growth represents the growth in trade volumes for Broadridge clients whose contracts are linked to trade volumes and who were on Broadridge’s trading platforms in both the current and prior year period.

Reconciliation of Non-GAAP to GAAP Measures
(Unaudited)

Dollars in millions, except per share amounts	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2019	2018	2019	2018
	(in millions)
Operating income (GAAP)	$240.8	$266.2	$652.7	$598.1
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	23.1	22.1	87.4	81.4
Acquisition and Integration Costs	3.2	2.8	6.4	8.8
Adjusted Operating income (Non-GAAP)	$267.1	$291.0	$746.5	$688.2
Operating income margin (GAAP)	19.9%	20.2%	15.0%	13.8%
Adjusted Operating income margin (Non-GAAP)	22.1%	22.0%	17.1%	15.9%

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2019	2018	2019	2018
	(in millions)
Net earnings (GAAP)	$183.2	$206.9	$482.1	$427.9
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	23.1	22.1	87.4	81.4
Acquisition and Integration Costs	3.2	2.8	6.4	8.8
Gain on Sale of Securities	—	—	—	(5.5)
Taxable adjustments	26.3	24.8	93.8	84.7
Tax Act items	—	(0.7)	—	15.4
Tax impact of adjustments (a)	(6.7)	(7.3)	(22.3)	(23.9)
Adjusted Net earnings (Non-GAAP)	$202.9	$223.7	$553.6	$504.1

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2019	2018	2019	2018
Diluted earnings per share (GAAP)	$1.55	$1.72	$4.06	$3.56
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	0.20	0.18	0.74	0.68
Acquisition and Integration Costs	0.03	0.02	0.05	0.07
Gain on Sale of Securities	—	—	—	(0.05)
Taxable adjustments	0.22	0.21	0.79	0.70
Tax Act items	—	(0.01)	—	0.13
Tax impact of adjustments (a)	(0.06)	(0.06)	(0.19)	(0.20)
Adjusted earnings per share (Non-GAAP)	$1.72	$1.86	$4.66	$4.19

(a) Calculated using the GAAP effective tax rate, adjusted to exclude $10.1 million and $19.3 million of excess tax benefits associated with stock-based compensation for the three months and fiscal year ended June 30, 2019, and $22.3 million and $40.9 million of excess tax benefits associated with stock-based compensation for the three months and fiscal year ended June 30, 2018, as well as the net $0.7 million benefits and $15.4 million charges associated with the Tax Act for the three months and fiscal year ended June 30, 2018. For purposes of calculating the Adjusted earnings per share, the same adjustments were made on a per share basis.

	Fiscal Year Ended June 30,
	2019	2018
	(in millions)
Net cash flows provided by operating activities (GAAP)	$617.0	$693.6
Capital expenditures and Software purchases and capitalized internal use software	(72.6)	(97.9)
Free cash flow (Non-GAAP)	$544.4	$595.7

Amounts may not sum due to rounding.

Fiscal Year 2020 Guidance
Reconciliation of Non-GAAP to GAAP Measures
Adjusted Earnings Per Share Growth and Adjusted Operating Income Margin
(Unaudited)

Dollars in millions, except per share amounts

FY20 Adjusted Earnings Per Share Growth Rate (a)
Diluted earnings per share (GAAP)	5% - 9% growth
Adjusted earnings per share (Non-GAAP)	8% - 12% growth

FY20 Adjusted Operating Income Margin (b)
Operating income margin % (GAAP)	~15%
Adjusted Operating income margin % (Non-GAAP)	~18%

(a) Adjusted earnings per share growth (Non-GAAP) is adjusted to exclude the projected impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, and Acquisition and Integration Costs, and is calculated using diluted shares outstanding. Fiscal year 2020 Non-GAAP Adjusted earnings per share guidance estimates exclude Amortization of Acquired Intangibles and Purchased Intellectual Property, and Acquisition and Integration Costs, net of taxes, of approximately $0.76 per share.

(b) Adjusted Operating income margin (Non-GAAP) is adjusted to exclude the projected impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, and Acquisition and Integration Costs. Fiscal year 2020 Non-GAAP Adjusted Operating income margin guidance estimates exclude Amortization of Acquired Intangibles and Purchased Intellectual Property, and Acquisition and Integration Costs of approximately $118 million.